NEWS RELEASE

800 Cabin Hill Drive, Greensburg, PA 15601-1650

Media contact:	Investor contact:
David Neurohr	Max Kuniansky
Manager, External Communications	Executive Director, Investor Relations
Phone: (724) 838-6020	and Corporate Communications
Media Hotline: 1-888-233-3583	Phone: (724) 838-6895
E-mail: dneuroh@alleghenyenergy.com	E-mail: mkunian@alleghenyenergy.com

FOR IMMEDIATE RELEASE

Allegheny Energy Reports First Quarter 2007 Results

GREENSBURG, Pa., April 26, 2007 -- Allegheny Energy, Inc. (NYSE: AYE) today reported financial results for the first quarter of 2007.

Three Months Ended March 31

	$ millions		Per Share
	2007	2006	2007	2006
Consolidated net income-GAAP	$109.7	$113.4	$0.65	$0.67
Adjusted net income	109.7	114.2	0.65	0.68

Allegheny also reported adjusted financial results for the first quarter of 2006 by excluding a $0.8 million loss from discontinued operations. There were no adjustments to net income for the first quarter of 2007.

“We had solid operating performance in the first quarter,” said Paul J. Evanson, Chairman, President and Chief Executive Officer of Allegheny Energy. “But despite a 5 percent increase in retail sales and power plant performance in line with our expectations, earnings decreased due to lower market prices for power and increased coal costs.

“We made progress in key areas during the quarter, obtaining approval of our Maryland rate transition plan, completing the Fort Martin scrubber financing, and filing for state approval of our Trans-Allegheny Interstate Line transmission project. Recently announced plans for further transmission investments strengthen our confidence in Allegheny’s long-term growth prospects.”

First Quarter Consolidated Results

Net income for the first quarter of 2007 decreased by $4.5 million compared with adjusted net income for the same period in 2006. Key factors contributing to the results include:

•

Operating revenues increased $2.0 million compared to the first quarter of 2006, reflecting higher generation rates in Pennsylvania and increased sales due to colder weather, partially offset by lower market prices for power, including hedges and market-based contracts, and the expiration of a power purchase agreement with the Ohio Valley Electric Corporation (OVEC).

•	Fuel expense increased by $13.5 million due to higher coal costs and increased coal usage.

•	Purchased power and transmission expense decreased by $8.0 million, reflecting reduced purchases from OVEC.

•	In the first quarter of 2006, Allegheny recorded a $5.0 million (pre-tax) gain on the 2004 sale of a portion of its interest in OVEC.

•	Operations and maintenance expense increased by $4.2 million, largely due to a benefit related to the Hunlock Creek transactions in the first quarter of 2006.

•	Depreciation and amortization expense increased by $4.1 million, reflecting higher plant in service.

•	Interest expense decreased by $8.2 million due to lower debt levels.

•	Income taxes decreased by $1.1 million as a result of lower pre-tax income.

EBITDA for the first quarter of 2007 was $312.6 million, a decrease of $9.5 million compared to adjusted EBITDA for the same quarter of the prior year. EBITDA and adjusted EBITDA are non-GAAP financial measures. Details on the calculation of EBITDA and adjusted EBITDA and a reconciliation of EBITDA to net income are attached to this release.

First Quarter Segment Results

Three Months Ended March 31 ($ millions)

	2007	2006
Generation and Marketing:
Net income – GAAP	$64.3	$67.0
Adjusted net income	45.4	46.4

Delivery and Services:
Net income – GAAP	$45.4	$46.4
Adjusted net income	45.4	46.4

There were no adjustments in either segment for the first quarter of 2007. Adjusted net income in the Generation and Marketing segment for the first quarter of 2006 excludes results of discontinued operations.

Generation and Marketing: Net income for the quarter decreased by $3.5 million compared to adjusted net income for the same period a year earlier. Key factors contributing to the decrease in earnings were lower market prices for power, including hedges and market-based contracts, higher coal costs and the previously mentioned OVEC gain and Hunlock Creek transactions recorded in the first quarter of 2006. Segment results benefited from a 1 percent increase in kilowatt-hours generated, higher generation rates in Pennsylvania and reduced interest expense.

Delivery and Services: Net income for the quarter decreased by $1.0 million compared to the same quarter of the prior year. Retail sales increased by 5 percent due to colder weather and customer growth, but the related increase in revenues was more than offset by higher costs of purchasing power, including costs to serve higher demand and the effect of a generation ownership exchange in West Virginia, and a higher effective tax rate.

Discontinued Operations: Discontinued operations had no impact on results for the first quarter of 2007, compared to a $0.8 million loss for the same period of the prior year. The 2006 results relate solely to the Gleason generating facility, which Allegheny sold in the fourth quarter of 2006.

Reconciliation of Non-GAAP Financial Measures

This news release and the attached table include non-GAAP financial measures as defined in the Securities and Exchange Commission’s Regulation G. Where noted, we present financial information on an adjusted basis to exclude the effect of certain items as described herein. By presenting adjusted results, management intends to provide investors with a more complete understanding of the core results and underlying trends from which to consider past performance and prospects for the future. We also present EBITDA as an additional measure of our operating performance.

Users of this financial information should consider the types of events and transactions for which adjustments have been made. Neither the adjusted information nor EBITDA should be considered in isolation or viewed as substitutes for or superior to net income or other data prepared in accordance with GAAP as measures of our operating performance or liquidity. In addition, neither the adjusted information nor EBITDA is necessarily comparable to similarly titled measures provided by other companies.

Pursuant to the requirements of Regulation G, we have attached tables that reconcile non-GAAP financial measures, including those presented in this release, to the most directly comparable GAAP measures.

Investor Conference Call

Allegheny Energy will discuss these results in a live Internet broadcast at 8:30 a.m. Eastern Daylight Time on Friday, April 27, 2007. To listen to the broadcast, visit www.alleghenyenergy.com. A taped replay will be available after the live broadcast.

Allegheny Energy

Headquartered in Greensburg, Pa., Allegheny Energy is an investor-owned electric utility with total annual revenues of over $3 billion and more than 4,000 employees. The company owns and operates generating facilities and delivers low-cost, reliable electric service to over 1.5 million customers in Pennsylvania, West Virginia, Maryland and Virginia. For more information, visit our Web site at www.alleghenyenergy.com.

Forward-Looking Statements

In addition to historical information, this release may contain a number of "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Words such as anticipate, expect, project, intend, plan, believe, and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. These include statements with respect to: rate regulation and the status of retail generation service supply competition in states served by Allegheny Energy’s distribution business, Allegheny Power; financing plans; demand for energy and the cost and availability of raw materials, including coal; provider-of-last-resort and power supply contracts; results of litigation; results of operations; internal controls and procedures; capital expenditures; status and condition of plants and equipment; capacity purchase commitments; and regulatory matters. Forward-looking statements involve estimates, expectations and projections and, as a result, are subject to risks and uncertainties. There can be no assurance that actual results will not materially differ from expectations. Actual results have varied materially and unpredictably from past expectations. Factors that could cause actual results to differ materially include, among others, the following: plant performance and unplanned outages; changes in the price of power and fuel for electric generation; general economic and business conditions; changes in access to capital markets and actions of rating agencies; complications or other factors that render it difficult or impossible to obtain necessary lender consents or regulatory authorizations on a timely basis; environmental regulations; the results of regulatory proceedings, including proceedings related to rates; changes in industry capacity, development and other activities by Allegheny Energy’s competitors; changes in the weather and other natural phenomena; changes in customer switching behavior and their resulting effects on existing and future load requirements; changes in the underlying inputs and assumptions, including market conditions used to estimate the fair values of commodity contracts; changes in laws and regulations applicable to Allegheny Energy, its markets or its activities; the loss of any significant customers or suppliers; dependence on other electric transmission and gas transportation systems and their constraints or availability; inflationary and interest rate trends changes in market rules, including changes to PJM participant rules and tariffs; the effect of accounting pronouncements issued periodically by accounting standard-setting bodies and accounting issues facing our organization; and the continuing effects of global instability, terrorism and war. Additional risks and uncertainties are identified and discussed in Allegheny Energy’s reports filed with the Securities and Exchange Commission.

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ALLEGHENY ENERGY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended March 31,
(In thousands)	2007	2006
Operating revenues	$847,625	$845,646

Operating expenses:
Fuel	232,225	218,689
Purchased power and transmission	93,266	101,232
Gain on sale of OVEC power agreement and shares	—	(5,000)
Deferred energy costs, net	(1,455)	4,993
Operations and maintenance	160,544	156,381
Depreciation and amortization	71,981	67,842
Taxes other than income taxes	55,890	53,667

Total operating expenses	612,451	597,804

Operating income	235,174	247,842

Other income and expenses, net	5,862	7,671

Interest expense and preferred dividends:
Interest expense	59,236	67,388
Preferred dividend of subsidiary	293	293

Total interest expense and preferred dividends	59,529	67,681

Income from continuing operations before income taxes and minority interest	181,507	187,832

Income tax expense	71,378	72,504

Minority interest in net income of subsidiaries	387	1,178

Income from continuing operations	109,742	114,150

Loss from discontinued operations, net of tax	—	(766)

Net income	$109,742	$113,384

Common share data:
Weighted average common shares outstanding
Basic	165,494	163,080
Diluted	169,181	168,504

Basic income per common share:
Income from continuing operations	$0.66	$0.70

Loss from discontinued operations, net of tax	—	—

Net income per common share	$0.66	$0.70

Diluted income (loss) per common share:
Income from continuing operations	$0.65	$0.68
Loss from discontinued operations, net of tax	—	(0.01)

Net income per common share	$0.65	$0.67

ALLEGHENY ENERGY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(unaudited)

(In thousands)	March 31, 2007	December 31, 2006
ASSETS
Current Assets:
Cash and cash equivalents	$68,642	$114,138
Accounts receivable:
Customer	220,788	167,792
Unbilled utility revenue	97,553	117,977
Wholesale and other	72,948	63,894
Allowance for uncollectible accounts	(13,758)	(14,591)
Materials and supplies	98,661	96,117
Fuel	71,556	74,951
Deferred income taxes	129,636	127,531
Prepaid taxes	79,145	44,603
Collateral deposits	47,264	39,399
Commodity contracts	34	1,430
Restricted funds	11,601	12,923
Regulatory assets	40,784	39,128
Other	14,766	24,130

Total current assets	939,620	909,422

Property, Plant and Equipment, Net:
Generation	5,831,687	5,820,278
Transmission	1,061,692	1,056,759
Distribution	3,632,429	3,597,405
Other	448,625	412,894
Accumulated depreciation	(4,706,362)	(4,636,972)

Subtotal	6,268,071	6,250,364
Construction work in progress	308,708	262,529

Total property, plant and equipment, net	6,576,779	6,512,893

Investments and Other Assets:
Goodwill	367,287	367,287
Investments in unconsolidated affiliates	28,114	28,259
Other	28,714	27,932

Total investments and other assets	424,115	423,478

Deferred Charges:
Regulatory assets	657,746	674,095
Other	36,020	32,558

Total deferred charges	693,766	706,653

Total Assets	$8,634,280	$8,552,446

ALLEGHENY ENERGY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (continued)
(unaudited)

(In thousands, except share data)	March 31, 2007	December 31, 2006
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Long-term debt due within one year	$187,136	$201,189
Accounts payable	243,002	236,706
Accrued taxes	100,590	136,216
Commodity contracts	10,272	5,984
Accrued interest	108,043	99,854
Other	130,019	140,830

Total current liabilities	779,062	820,779

Long-term Debt	3,363,668	3,383,986

Deferred Credits and Other Liabilities:
Commodity contracts	15,324	17,982
Taxes payable	42,880	—
Investment tax credit	72,042	72,938
Deferred income taxes	1,000,120	936,911
Obligations under capital leases	26,962	26,007
Regulatory liabilities	443,211	464,092
Adverse power purchase commitment	162,653	166,937
Other	516,229	547,706

Total deferred credits and other liabilities	2,279,421	2,232,573

Commitments and Contingencies

Minority Interest	11,120	10,713

Preferred Stock of Subsidiary	24,000	24,000

Common Stockholders’ Equity:
Common stock, $1.25 par value, 260 million shares authorized and 165,654,590 and 165,409,908 shares issued at March 31, 2007 and December 31, 2006, respectively	207,068	206,762
Other paid-in capital	1,913,920	1,907,879
Retained earnings	166,718	74,698
Treasury stock at cost; 49,493 shares	(1,756)	(1,756)
Accumulated other comprehensive loss	(108,941)	(107,188)

Total common stockholders’ equity	2,177,009	2,080,395

Total Liabilities and Stockholders’ Equity	$8,634,280	$8,552,446

ALLEGHENY ENERGY, INC.—CONSOLIDATED RESULTS OF OPERATIONS

Income Summary

	Three months ended March 31, 2007

(In millions)	Delivery and Services	Generation and Marketing	Eliminations	Total

Operating revenues	$757.9	$524.5	$(434.8)	$847.6
Fuel	—	232.2	—	232.2
Purchased power and transmission	500.8	24.2	(431.7)	93.3
Deferred energy costs, net	(1.5)	—	—	(1.5)
Operations and maintenance	86.3	77.3	(3.1)	160.5
Depreciation and amortization	40.2	31.8	—	72.0
Taxes other than income taxes	35.5	20.4	—	55.9

Total operating expenses	661.3	385.9	(434.8)	612.4
Operating income	96.6	138.6	—	235.2
Other income and expenses, net	3.0	4.1	(1.2)	5.9
Interest expense and preferred dividends	18.7	42.1	(1.2)	59.6

Income from continuing operations before income taxes and minority interest	80.9	100.6	—	181.5
Income tax expense	35.5	35.9	—	71.4
Minority interest in net income of subsidiaries	—	0.4	—	0.4

Net income	$45.4	$64.3	$—	$109.7

	Three months ended March 31, 2006

(In millions)	Delivery and Services	Generation and Marketing	Eliminations	Total

Operating revenues	$702.6	$507.1	$(364.1)	$845.6
Fuel	—	218.7	—	218.7
Purchased power and transmission	447.7	15.7	(362.2)	101.2
Gain on sale of OVEC power agreement and shares	—	(5.0)	—	(5.0)
Deferred energy costs, net	5.0	—	—	5.0
Operations and maintenance	86.8	71.5	(1.9)	156.4
Depreciation and amortization	37.7	30.1	—	67.8
Taxes other than income taxes	33.3	20.4	—	53.7

Total operating expenses	610.5	351.4	(364.1)	597.8
Operating income	92.1	155.7	—	247.8
Other income and expenses, net	4.3	3.8	(0.4)	7.7
Interest expense and preferred dividends	19.9	48.2	(0.4)	67.7

Income from continuing operations before income taxes and minority interest	76.5	111.3	—	187.8
Income tax expense	30.1	42.3	—	72.4
Minority interest in net income of subsidiaries	—	1.2	—	1.2

Income from continuing operations	46.4	67.8	—	114.2
Loss from discontinued operations, net of tax	—	(0.8)	—	(0.8)

Net income	$46.4	$67.0	$—	$113.4

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES CONSOLIDATED DATA FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006
(in millions, except per share data) (unaudited)

THREE MONTHS ENDED MARCH 31, 2007	INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND MINORITY INTEREST	NET INCOME	DILUTED INCOME PER SHARE
Calculation of Adjusted Income:
Income - GAAP basis	$181.5	$109.7	$0.65

Adjustments:
Loss from discontinued operations	--	--
Adjusted Income	$181.5	$109.7	$0.65

Calculation of Adjusted EBITDA:
Net Income - GAAP basis		$109.7
Loss from discontinued operations		--
Interest expense and preferred dividends		59.5
Income tax expense		71.4
Depreciation and amortization		72.0
EBITDA from continuing operations		312.6
No adjustments		--
Adjusted EBITDA from continuing operations		$312.6

THREE MONTHS ENDED MARCH 31, 2006	INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND MINORITY INTEREST	NET INCOME	DILUTED INCOME PER SHARE
Calculation of Adjusted Income:
Income - GAAP basis	$187.8	$113.4	$0.67

Adjustments:
Loss from discontinued operations	--	0.8
Adjusted Income	$187.8	$114.2	$0.68

Calculation of Adjusted EBITDA:
Net Income - GAAP basis		$113.4
Loss from discontinued operations		0.8
Interest expense and preferred dividends		67.7
Income tax expense		72.4
Depreciation and amortization		67.8
EBITDA from continuing operations		322.1
No adjustments		--
Adjusted EBITDA from continuing operations		$322.1

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
SEGMENT DATA FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006
(in millions)
(unaudited)

	DELIVERY AND SERVICES		GENERATION AND MARKETING
THREE MONTHS ENDED MARCH 31, 2007	INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND MINORITY INTEREST	NET INCOME	INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND MINORITY INTEREST	NET INCOME

Calculation of Adjusted Income:
Income - GAAP Basis	$80.9	$45.4	$100.6	$64.3

Adjustments:
Loss from discontinued operations	--	--	--	--
Adjusted Income	$80.9	$45.4	$100.6	$64.3

	DELIVERY AND SERVICES		GENERATION AND MARKETING
THREE MONTHS ENDED MARCH 31, 2006	INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND MINORITY INTEREST	NET INCOME	INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND MINORITY INTEREST	NET INCOME

Calculation of Adjusted Income:
Income - GAAP Basis	$76.5	$46.4	$111.3	$67.0

Adjustments:
Loss from discontinued operations	--	--	--	0.8
Adjusted Income	$76.5	$46.4	$111.3	$67.8

Allegheny Energy, Inc. and Subsidiaries OPERATING STATISTICS
(unaudited) Three Months Ended March 31,

	2007	2006	Change
Delivery and Services:
Retail electricity sales (million KWH)	11,711	11,182	4.7%
Usage per customer (KWH):
Residential	3,739	3,472	7.7%
Commercial	15,106	14,637	3.2%
Industrial	146,134	147,028	-0.6%
Generation and Marketing:
Total generation (million KWH):
Supercritical coal	10,748	10,550	1.9%
Other coal	1,753	1,559	12.4%
Gas	91	77	18.2%
Hydro and other	500	831	-39.8%
Total	13,092	13,017	0.6%
Net capacity factor:
Supercritical coal	82%	80%	2%
All coal	77%	75%	2%
Equivalent availability factor:
Supercritical coal	90%	91%	-1%
All coal	89%	91%	-2%
Degree Days:
Heating	2,776	2,426	14.4%
Cooling	2	0	N/A